UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2018

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)
MAINE
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street, Damariscotta, Maine	04543
(Address of principal executive offices)	(Zip Code)

(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	Page 1
Section 9 - Financial Statements and Exhibits	Page 2
Signatures	Page 3

Section 5 - Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 30, 2018, The First Bancorp, Inc. (Nasdaq: FNLC) (the “Company”) announced that F. Stephen Ward retired as Executive Vice President, Chief Financial Officer of the Company.
As announced previously, Richard M. Elder, currently Executive Vice President and Chief Financial Officer of the Company’s wholly-owned subsidiary, First National Bank, is assuming the additional responsibilities and title of Executive Vice President, Chief Financial Officer of the Company.
The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for First National Bank. Founded in 1864, the Bank offers a complete range of consumer banking, commercial banking, and trust and investment management services through its network of sixteen offices located throughout the Mid-Coast and Down East regions of Maine.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.
The following Exhibits are being furnished herewith:

Exhibit 99.1 Announcement of Mr. Ward’s intention to retire. Incorporated by reference to the Company's Form 8-K filed under item 5.02 on December 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ Richard M. Elder

Richard M. Elder
Executive Vice President & Chief Financial Officer

Dated: March 30, 2018